Exhibit 99.1

LifeVantage Corporation Makes Charitable Donation To Traffic Jam

Salt Lake City, UT, April 20, 2012, LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, announced today it has made a substantial charitable donation to Traffic Jam Campaign, a non-profit organization dedicated to freeing children around the world from child trafficking for the purposes of slavery, prostitution and conscripted military service.

Traffic Jam Campaign was founded by Paul Myhill, who also co-founded the predecessor company of LifeVantage Corporation in 2004. In 2006, Mr. Myhill stepped down from all his roles with the Company to focus on charitable endeavors and the Company generously gifted stock to a foundation under Mr. Myhill’s trusteeship. In 2011, LifeVantage and many of its Independent Distributors again contributed to Mr. Myhill’s charitable organization. Although in recent months, Mr. Myhill’s communications in various social media forums created misunderstandings regarding the Company, LifeVantage and Mr. Myhill are pleased to announce that all areas of misunderstanding have been amicably resolved in full.

“We are pleased to make this significant contribution to Traffic Jam Campaign, an organization that is dedicated to improving the lives of children,” said Douglas C. Robinson, President and CEO of LifeVantage.

“I express my gratitude to LifeVantage for today’s generous contribution as well as its past contributions to further the mission of Traffic Jam Campaign, and I deeply regret any damage or confusion that may have been caused by my public remarks in recent months,” Paul Myhill said. “I fully support LifeVantage and its mission, its corporate integrity, its marketing strategy and efforts, and its continued dedication to improving the quality of life for others. I recognize and appreciate the extensive contributions of Dr. Joe McCord and others in the Company in developing, testing and refining Protandim and acknowledge that credit for the current success of LifeVantage and Protandim belongs to many. I am honored to continue as a champion of LifeVantage, but remain primarily focused on my efforts toward helping children around the world.”

Mr. Robinson continued, “Mr. Myhill shares our commitment to improving the lives of others and we are pleased to have resolved all of his concerns. LifeVantage remains dedicated to offering science based, research backed products that result in a better quality of life for all. Our flagship product Protandim has been reviewed and validated by investigators at highly respected universities and institutions and continues to be studied worldwide for its ability to reduce oxidative stress, primarily through the activation of Nrf2. We also remain committed to conducting our business, as always, with the highest degree of integrity and transparency.”

Mr. Myhill is not a member of LifeVantage management and is not a spokesperson for the Company. All inquiries regarding LifeVantage and Protandim should be directed to the Company.

About LifeVantage Corporation

LifeVantage, (OTCBB:LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 with corporate headquarters in Salt Lake City, UT and operations in San Diego, CA. For more information, visit www.LifeVantage.com.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “look forward to” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated revenue, operating profitability, cash flow from operations and future investment and growth. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:

Cindy England 801.432.9036

Director of Investor Relations

-or-

John Mills 310.954.1105

Senior Managing Director, ICR, LLC

Media Relations Contact:

Andrea Ramsey 801.432.9019